NON-COMPETITION AND EMPLOYMENT AGREEMENT (this “Agreement”), dated as of August 14, 2007, among Noven Pharmaceuticals, Inc., a Delaware corporation (the “Parent”), JDS Pharmaceuticals, LLC, a Delaware limited liability company (the “Company”), and Michael Satow, an individual (the “Seller Affiliate”).

WHEREAS the Seller Affiliate is a member of Satow Associates, LLC, a New York limited liability company that is a member of the Company (“Satow Associates”), and as such the Seller Affiliate is an affiliate and indirect owner of the Company;

WHEREAS pursuant to, and subject to the terms and conditions of, the Agreement and Plan of Merger, dated as of July 9, 2007, by and among the Parent, Noven Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Parent (the “Sub”), the Company and Satow Associates, in its capacity as Member Representative (the “Merger Agreement”), the Sub shall be merged with and into the Company and the Company shall continue as the surviving entity in the Merger (as defined in the Merger Agreement) and will become a subsidiary of the Parent;

WHEREAS pursuant to, and subject to the terms and conditions of the Merger Agreement, the Seller Affiliate shall receive the consideration provided for in the Merger Agreement in exchange for the Units, Phantom Units and Hurdle Units (each as defined in the Merger Agreement) held directly or indirectly, through Satow Associates, by the Seller Affiliate.

WHEREAS following the Merger, the Parent intends to continue to conduct and operate the business of the Company;

WHEREAS each of the Parent and the Seller Affiliate acknowledges and agrees that a material aspect of the Parent’s decision to enter into the Merger Agreement is the acquisition of the Company’s goodwill for the purpose of the Parent’s and the Company’s continuing to carry on the Company’s business or a business similar to the Company’s business;

WHEREAS the Parent and the Company wish that the Seller Affiliate continue to be employed with the Company following the Closing (as defined in the Merger Agreement), and the Seller Affiliate wishes to continue his employment with the Company following the Closing, on the terms and conditions hereinafter set forth; and

WHEREAS as an inducement to the Parent to consummate the Merger, and in consideration of the payments and benefits to be provided to the Seller Affiliate by the Company under Section 6, the Seller Affiliate is entering into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1. Effectiveness. This Agreement shall be effective as of the Effective Date (as defined in the Merger Agreement), and shall be null and void ab initio and of no further force and effect if the Merger Agreement is terminated in accordance with its terms prior to the consummation of the Merger.

SECTION 2. Non-competition. The Seller Affiliate covenants and agrees that, during the Restricted Period (as defined in Section 4), without the prior written consent of the Parent and except as a result of his status, or performance of his duties, as a director of those companies (and any successors thereto) for whom he is acting as a director on the date hereof and which are set forth on Schedule A to this Agreement, he shall not, directly or indirectly, either on his own behalf or on the behalf of any other entity (a) become “Associated With” any “Competing Business” (each as defined below), (b) solicit, sell, call upon or induce others to solicit, sell or call upon, directly or indirectly, any distributor or other purchaser of the Parent’s or the Company’s products within the twelve months preceding any such action by the Seller Affiliate (collectively, “Purchasers”), or any prospective Purchasers, for the purpose of inducing any such Purchaser to purchase, a Competitive Product (as defined below), (c) except in connection with the performance of his services for the Parent or the Company, solicit or attempt to solicit any person who is then employed or engaged to perform services by the Parent or the Company to become employed by or enter into contractual relations with any individual or entity other than the Parent or the Company, or in any manner induce, seek to induce, entice or endeavor to entice any such person to leave his or her employment or engagement with the Parent or the Company or (d) except in the performance of his services with the Parent or the Company, induce any supplier, vendor, consultant or independent contractor of the Parent or the Company to terminate or negatively alter his, her or its relationship with the Parent or the Company.

SECTION 3. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Associated With” means serving as an owner, officer, employee, independent contractor, agent or a holder of 5% or more of any class of equity securities of, or as a director, trustee, member, consultant or partner of, any person, corporation (for profit or not for profit) or other entity engaged in a Competing Business; provided, however, that the Seller Affiliate shall not be deemed to be “Associated With” any Competing Business for which he acts solely as a consultant or employee if his services do not relate to a Competitive Product.

(b) “Competing Business” means any business that is engaged in the acquisition, manufacture, development or sale of Competitive Products.

(c) “Competitive Products” means any pharmaceutical or biotechnology products which compete in the same markets (which, for purposes of this Agreement, shall mean products having the same FDA approved labeled indications or products commonly prescribed for indications for which the Company’s products are commonly prescribed) as any product of the Company which is sold or is under active development by the Company during the Restricted Period.

SECTION 4. Non-compete/Non-solicit Period. The covenant not to compete and the nonsolicitation covenant set forth in Section 2 shall restrict the Seller Affiliate from the Effective Date until two (2) years after the termination of the Seller Affiliate’s employment with the Company (such period, the “Restricted Period”).

SECTION 5. Reasonableness of Provisions; Severability; Compliance. Each of the Seller Affiliate and the Parent acknowledges and agrees that the covenants and agreements contained in this Agreement have been negotiated in good faith by the parties hereto, and are reasonable and are not more restrictive or broader than necessary to protect the interests of the parties hereto, and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided herein or applied in more restrictive geographical areas than are provided herein. Each party further acknowledges that the Parent would not enter into the Merger Agreement and the transactions contemplated thereby in the absence of the covenants and agreements contained in this Agreement and such covenants and agreements are essential to protect the value of the Parent and the Company. It is expressly understood and agreed that although Seller Affiliate and the Parent consider the restrictions contained in this Agreement to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory restriction in this Agreement or other restriction contained in this Agreement is an unenforceable restriction against the Seller Affiliate, such provision shall not be rendered void but shall be deemed amended to apply to such maximum time and territory, if applicable, or otherwise to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. In the event that any one or more of the other provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and nonenforceability of the remaining provisions of this Agreement shall not be affected thereby. The Seller Affiliate agrees to comply with the covenants contained in this Agreement in accordance with their terms, and the Seller Affiliate shall not, and hereby agrees to waive and release any right or claim to, challenge the reasonableness, validity or enforceability of any of the covenants contained in this Agreement.

SECTION 6. Employment Terms.

(a) Following the Closing and for six months thereafter (such period, the “Retention Period”), unless earlier terminated (but subject to Section 6(d)), the Company shall continue to employ the Seller Affiliate at the same rate of base salary as in effect immediately prior to the Closing (the “Base Salary”).

(b) The Seller Affiliate shall be entitled to an annual bonus with respect to the 2007 fiscal year of the Company in an amount no less than $63,000 (the “Annual Bonus”). Such Annual Bonus shall be paid at the regularly scheduled time for annual bonus payments, which shall be in calendar year 2008. Subject to Section 6(d), the Seller Affiliate’s entitlement to such Annual Bonus shall be subject to the Seller Affiliate’s continued employment with the Company through the end of the Retention Period.

(c) The Seller Affiliate shall be entitled to an additional cash payment in an amount equal to $132,600, subject to his continued employment with the Company through the end of the Retention Period (such payment, the “Retention Bonus”). Payment of the Retention Bonus shall be made within 30 business days after the end of the Retention Period. Subject to Section 6(d), no Retention Bonus shall be paid if the Seller Affiliate’s employment with the Company is terminated prior to the end of the Retention Period.

(d) In the event, prior to the end of the Retention Period, (i) the Seller Affiliate’s employment with the Company is terminated by the Company without Cause (as defined below) or (ii) the Seller Affiliate terminates his employment with the Company prior to the end of the Retention Period due to (A) a decrease in his base salary or (B) a relocation of his office by more than 35 miles from where is office is located immediately prior to the Closing, the Seller Affiliate shall be entitled to (x) payment of the Retention Bonus, (y) payment of the Annual Bonus, and (z) payment of the amount of remaining Base Salary that the Seller Affiliate would have received had he remained employed by the Company through the last day of the Retention Period, such payments to be made in a single lump sum within 30 business days following such termination; provided, however, that no such payment shall be made, and all rights to such payment shall be forfeited, unless the Seller Affiliate signs a release in favor of the Parent of claims arising hereunder, the Company, their respective affiliates and their respective past and present parents, subsidiaries, affiliates, directors, officers, employees, shareholders, attorneys, agents, representatives and advisors and the successors, predecessors and assigns of each of the foregoing (and those acting on their behalf in any capacity whatsoever) in a form reasonably satisfactory to the Company and the Seller Affiliate no later than 25 business days following such termination. For purposes of this Agreement, “Cause” means any of the following: (i) the willful and continued refusal by the Seller Affiliate to perform his duties hereunder with the Company (other than any such refusal resulting from his incapacity due to mental illness or physical illness or injury) after the Seller Affiliate has received written demand of such performance from the board of directors of the Company, the Seller Affiliate has been given 30 days to comply with such demand and the Seller Affiliate has failed to comply with such demand; (ii) any act of fraud or moral turpitude in the performance of his duties hereunder or any misappropriation of material assets of the Company or similar conduct injurious to the Company; (iii) the conviction of the Seller Affiliate for a felony, or the entry by the Seller Affiliate of a plea of guilty or nolo contendere to a felony in the performance of his duties hereunder or otherwise materially affecting the Company; (iv) the willful engaging by the Seller Affiliate in gross misconduct materially and demonstrably injurious to the Company or its subsidiaries; and (v) any breach of the provisions of this Agreement which is materially and demonstrably injurious to the Company or any of its subsidiaries.

(e) No later than 30 business days following the Closing, the Company shall pay the Seller Affiliate a lump sum cash payment in the amount of $265,200 (the “Special Payment”).

(f) Each of the Seller Affiliate and the Company agree that, effective as of the Closing, the Employment Agreement between the Seller Affiliate and the Company dated August 25, 2004 (the “Employment Agreement”) shall be terminated and that no payments shall be made thereunder, including under Section 3 thereof.

(g) The Company may withhold from any amounts payable under this Agreement such Federal, state, local and foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

SECTION 7. Confidential Information; Developments

(a) Recognition of the Company’s Rights; Nondisclosure. The Seller Affiliate understands that during the term of his employment with the Company, he may have, or he may have had, access to the Company’s Proprietary Information (as defined below) and that such access is, or has been, given in trust and confidence. As such, the Seller Affiliate agrees not to disclose, directly or indirectly, to any unauthorized person or entity, and agrees not to make use of, without the prior written permission of the Company at any time during or after the term of this Agreement, any such Proprietary Information, except for and on behalf of the Company and solely within the course and scope of his duties as an employee of the Company.

(b) Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information (whether or not reduced to writing or other medium) concerning the organization, business or finances of the Company and its affiliates. By way of illustration, but not limitation, the term “Proprietary Information” includes: trade secrets, inventions, mask works, ideas, processes, products, designs, methods, show-how, Know-How (defined below), or any other information related to the acquisition, development formulation, manufacture, testing, marketing, distribution or consumption of the pharmaceutical or biotechnology products of the Company and its affiliates and which is not generally known to the public or within the pharmaceutical or biotechnology industries. For purposes of the preceding definition, the term “Know-How” shall mean all (i) methods, processes, techniques, compositions, technology, information, data, results of tests, studies, statistical and other analyses and expertise, whether patented or unpatented, related to all pharmaceutical and biotechnology products of the Company and its affiliates, including pharmacology, toxicology, drug stability, clinical and non-clinical safety and efficacy studies, marketing studies and absorption, excretion, metabolism studies, quality control and quality assurance; (ii) information regarding plans for budgets, customer and supplier lists and accounts, pricing and costing methods, projects, business plans, product acquisition candidates, proposals, licenses, prices, costs and nonpublic financial information; and (iii) information regarding the skills and compensation of other service providers and employees of the Company and its affiliates. The Seller Affiliate also agrees to safeguard all such Proprietary Information by all reasonable steps and to abide by all Company policies and procedures regarding storage, copying and handling of Proprietary Information. The Seller Affiliate acknowledges and agrees that the above obligation also applies to all confidential and proprietary information of third parties entrusted to the Company and its affiliates. This obligation shall be in force unless and until such confidential information becomes generally available to the public by publication or other legal means (but not as a result of the unlawful use or publication). Notwithstanding the foregoing, it is understood that, at all such times, the Seller Affiliate is free to use information which is generally known in the trade or industry, which is not gained as a result of a breach of this Agreement, and his own skill, knowledge, know-how and experience to whatever extent and in whichever way he wishes.

(c) No Improper Use of Information Prior Employers or Others. During the course of the Seller Affiliate’s duties under this Agreement, the Seller Affiliate shall not improperly use or disclose any confidential or proprietary information or trade secrets, if any, of any former employer or other person to whom he has an obligation of confidentiality.

(d) Company Property. The Seller Affiliate agrees that during the term of this Agreement he shall not make, use or permit to be used any Company Property (defined below) otherwise than for the benefit of the Company. The term “Company Property” shall include all intellectual property, notes, notebooks, memoranda, reports, lists, records, data, graphics, computers, test equipment, models, tools, cellular telephones, pagers credit and/or calling cards, keys, access cards, documentation or other materials of any nature and in any form, whether written, printed, electronic or in digital format or otherwise, relating to any matter within the scope of the business of the Company or its affiliates or concerning any of their respective dealings or affairs and any other property of the Company or its affiliates in his possession, custody or control (whether prepared by him or others). The Seller Affiliate further agrees that he shall not, after the termination of the Consulting Term, use any such Company Property and shall use his reasonable best efforts to prevent others from using the same. The Seller Affiliate acknowledges and agrees that all Company Property shall be and remain the sole and exclusive property of the Company or its affiliates, as applicable.

(e) Return of Company Materials. At the termination of the Seller Affiliate’s employment with the Company, the Seller Affiliate will deliver to the Company any and all Company Property, together with all copies thereof, and any other material containing third party confidential or proprietary information, or Proprietary Information of the Company.

SECTION 8. Jurisdiction. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in this Agreement upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Parent’s right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

SECTION 9. Equitable Relief. The Seller Affiliate acknowledges and agrees that the Parent’s remedies at law for breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, the Seller Affiliate agrees that, in the event of such breach, in addition to any remedies at law it may have, the Parent shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may be available. The Seller Affiliate further acknowledges that should the Seller Affiliate violate any of the provisions of this Agreement, it will be difficult to determine the amount of damages resulting to the Parent or its affiliates and that in addition to any other remedies the Parent may have, the Parent shall be entitled to temporary and permanent injunctive relief.

SECTION 10. Notification of Subsequent Employer. The Seller Affiliate hereby agrees that prior to accepting employment with any other person or entity at any time during the Restricted Period, the Seller Affiliate will provide such prospective employer with written notice of the provisions of this Agreement, with a copy of such notice delivered simultaneously to the Parent.

SECTION 11. Not An Employment Agreement. This Agreement is not, and nothing in this Agreement shall be construed as, an agreement to provide employment to the Seller Affiliate.

SECTION 12. Notices. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

If to the Parent, to:

Noven Pharmaceuticals, Inc.

11960 SW 114th Street

Miami, FL 33186

Attention: General Counsel

Facsimile: (305) 232-1836

With a copy to:

Cravath, Swaine & Moore LLP

825 8th Avenue

New York, NY 10019

Attention: Richard Hall

Facsimile: (212) 474-3700

If to the Company, to:

JDS Pharmaceuticals, LLC

158 Mercer Street

New York, NY 10012

With a copy to:

Noven Pharmaceuticals, Inc.

11960 SW 114th Street

Miami, FL 33186

Attention: General Counsel

Facsimile: (305) 232-1836

and

Cravath, Swaine & Moore LLP

825 8th Avenue

New York, NY 10019

Attention: Richard Hall

Facsimile: (212) 474-3700

If to the Seller Affiliate, to:

Michael Satow

158 Mercer Street

New York, NY 10012

With a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention: Bradd Williamson

Facsimile: (212) 751-4864

SECTION 13. General.

(a) Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF OR ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily and (iv) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 13(a). With respect to any such litigation, the out-of-pocket fees and expenses (including reasonable attorneys’ fees) of the prevailing party shall be borne by the nonprevailing party upon final resolution of all claims related to such litigation by a court of competent jurisdiction.

(b) Section Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(c) Advance Determination of Permitted/Prohibited Conduct. The Seller Affiliate may request an advance written determination from the Parent or the Company as to whether his taking a proposed action or his involvement in a proposed endeavor would, in the Parent’s opinion, constitute a material breach of the provisions of this Agreement. In that event, and provided that the Seller Affiliate discloses in writing all material facts about the proposed action or endeavor, the advance written determination shall be made as soon as practicable in the circumstances, without any unreasonable delay or withholding; provided, that if circumstances materially change after the advance determination is made (e.g., the extent of the Seller Affiliate’s involvement with a proposed endeavor changes after the Seller Affiliate undertakes it), the Parent may reconsider, revise and/or reverse the determination upon thirty days advance written notice to the Seller Affiliate.

(d) Assignability. This Agreement, and the Seller Affiliate’s rights and obligations hereunder, may not be assigned by the Seller Affiliate.

(e) Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party hereto of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

(g) Further Assurances. The Seller Affiliate shall, from time to time, upon the request of the Parent or the Company, duly execute, acknowledge and deliver or cause to be duly executed, acknowledged and delivered, all such further instruments and documents reasonably requested by the Parent or the Company to further effectuate the intent and purposes of Section 9.

(h) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, (including, effective as of the Closing, the Employment Agreement) relating to the subject matter hereof; provided, however, that this Agreement does not impair, diminish, restrict or waive any other restrictive covenant of the Seller Affiliate to the Company or the Parent under any other agreement, policy, plan or program of the Company or the Parent not expressly set forth herein.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NOVEN PHARMACEUTICALS, INC.,

By: /s/ Robert C. Strauss
Name: Robert C. Strauss
Title: President, Chief Executive Officer and Chairman of the Board

JDS PHARMACEUTICALS, LLC

By: /s/ Whitney Stearns
Name: Whitney Stearns
Title: Chief Financial Officer

Seller Affiliate:

/s/ Michael Satow

Michael Satow

COMPANIES FOR WHICH THE SELLER AFFILIATE SERVES AS A DIRECTOR